UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 1, 2008
MetLife Insurance Company of Connecticut

(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

33-03094	06-0566090

(Commission File Number)	(IRS Employer Identification No.)

One Cityplace, Hartford, Connecticut	06103-3415

(Address of Principal Executive Offices)	(Zip Code)
860-308-1000

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
MetLife Insurance Company of Connecticut (the “Company”) is filing its consolidated financial statements as of December 31, 2007 and 2006, and for the years ended December 31, 2007, 2006 and 2005, which have been updated to reflect the addition of a subsequent event footnote stating that, on April 1, 2008, the Company entered into an agreement to issue a $750 million surplus note to MetLife Capital Trust X, an affiliate, with an interest rate of 8.595%. The securities to be offered have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits
99.1	Consolidated Financial Statements of the Company as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE INSURANCE COMPANY OF CONNECTICUT
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: April 2, 2008

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	Consolidated Financial Statements of the Company as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005.